As filed with the Securities and Exchange Commission on March 19, 2018
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	71-0407808 (I.R.S. Employer Identification Number)

501 Main Street
Pine Bluff, Arkansas 71601
(870) 541-1000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
George A. Makris, Jr.
Chairman and Chief Executive Officer
Simmons First National Corporation
501 Main Street
Pine Bluff, Arkansas 71601
(870) 541-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With copies to:
Patrick A. Burrow, Executive Vice President, General Counsel and Secretary Simmons First National Corporation 425 W. Capitol Avenue, Suite 1400 Little Rock, Arkansas 72201 (501) 558-3160	Frank M. Conner III Michael P. Reed Matthew C. Franker Covington & Burling LLP One CityCenter 850 Tenth Street N.W. Washington, D.C. 20001 (202) 662-6000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Depositary Shares(3)
Warrants(4)
Purchase Contracts(5)
Purchase Units(6)
Subscription Rights
Units(7)

(1)
An indeterminate number and aggregate initial offering price of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, settlement, exchange or conversion of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

(3)
Each depositary share will be issued under a deposit agreement and will represent a fractional share or multiple shares of preferred stock.

(4)
Includes warrants to purchase common stock, preferred stock or debt securities.

(5)
Purchase contracts may be issued separately or as purchase units.

(6)
Purchase units may consist of a purchase contract and debt securities registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock, preferred stock or debt securities under the purchase contracts.

(7)
Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered hereunder, which may or may not be separable from one another.

PROSPECTUS
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Purchase Units
Subscription Rights
Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling shareholders to be identified in the future. This prospectus provides a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “SFNC.”
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. See “Plan of Distribution.” Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and contained in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.
These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Neither the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2018.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may offer and sell from time to time any combination of our Class A common stock, which we refer to as our common stock, preferred stock, senior debt securities, subordinated debt securities, depositary shares, warrants, purchase contracts, purchase units, subscription rights and units in one or more offerings up to an indeterminate total dollar amount. The preferred stock, debt securities, warrants, purchase contracts, purchase units, subscription rights and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” and “the Company” refer to Simmons First National Corporation, an Arkansas corporation, and its consolidated subsidiaries.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (File No. 000-06253), which are considered to be a part of this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 14, 2018, incorporated by reference therein);

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our Current Reports on Form 8-K filed on January 18, 2018, January 26, 2018, February 7, 2018 and March 19, 2018; and

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the description of our common stock contained in our prospectus filed pursuant to Rule 424(b)(3) under the Securities Act on September 12, 2017 set forth under the heading “Description of Capital Stock of Simmons,” as updated and amended from time to time.

In addition, the audited consolidated statements of financial condition of Southwest Bancorp, Inc. (“OKSB”) as of December 31, 2016 and 2015, and the related audited consolidated statements of operations, comprehensive income, cash flows and shareholders’ equity for each of the three years ended December 31, 2016, and the related notes and report of independent auditors thereto, are incorporated by reference to OKSB’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-34110), which was filed with the SEC on March 9, 2017.
All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof  (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.simmonsbank.com or by contacting our Investor Relations officer at Simmons First National Corporation, 501 Main Street, P.O. Box 7009, Pine Bluff, Arkansas 71611, Attention: David Garner, (870) 541-1000. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

FORWARD-LOOKING STATEMENTS
Certain statements included or incorporated by reference in this prospectus and each prospectus supplement may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “believe,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms.
These forward-looking statements include, without limitation, those relating to our future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to our stock repurchase program, allowance for loan losses, the effect of certain new accounting standards on our financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, the effect of pending litigation, acquisition strategy, efficiency initiatives, legal and regulatory limitations and compliance and competition.
These forward-looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: changes in our operating or expansion strategy or our ability to successfully execute such strategy, the effects of future economic conditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates and their effects on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses, fair value for covered loans, covered other real estate owned and FDIC indemnification asset; and those factors set forth under Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2017, and other cautionary statements set forth elsewhere in this prospectus. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance.
We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this section.

THE COMPANY
We are a financial holding company registered under the Bank Holding Company Act of 1956, as amended. We are headquartered in Arkansas and as of December 31, 2017, had, on a consolidated basis, total assets of approximately $15.1 billion, total net loans of approximately $10.7 billion, total deposits of approximately $11.1 billion and stockholders’ equity of approximately $2.1 billion. We conduct our banking operations through our subsidiary banks, Simmons Bank (lead) and Bank SNB through approximately 200 financial centers located in communities in Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas.
We are committed to the community bank model as we believe it encourages local customer engagement and local decision making, thereby producing a more responsive and satisfactory experience for our customers. We also believe our model empowers our bankers to enhance shareholder value through developing and growing holistic customer relationships. As we focus on the communities in which we primarily operate, we provide a wide range of consumer and commercial loan and deposit products to individuals and businesses in our core markets. We also have developed through our experience and scale and through acquisitions specialized products and services that are in addition to those offered by the typical community bank and that are provided in many cases to customers beyond our core market area. Those products include credit cards, personal and corporate trust services, investments, insurance, agricultural finance lending, equipment lending, consumer finance and SBA lending.
We seek to build shareholder value by (1) focusing on strong asset quality, (2) maintaining strong capital, (3) managing our liquidity position, (4) improving our operational efficiency, and (5) opportunistically growing our business, both organically and through acquisitions of financial institutions.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “SFNC.” Our principal executive offices are located at 501 Main Street, Pine Bluff, Arkansas 71601, and our telephone number is (870) 541-1000. We also have corporate offices in Little Rock, Arkansas.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS
Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Our ratios of earnings to fixed charges (from continuing operations) and earnings to fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013 are as follows:
Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges
Excluding interest on deposits	11.41x	17.14x	12.54x	8.67x	7.35x
Including interest on deposits	4.63x	6.95x	5.36x	4.22x	3.41x
Ratio of earnings to fixed charges and preferred stock dividends
Excluding interest on deposits	11.41x	17.07x	11.99x	8.67x	7.35x
Including interest on deposits	4.63x	6.94x	5.27x	4.22x	3.41x
For purposes of computing the ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges. Fixed charges represent total interest expense, including estimated interest on rental expense, and including and excluding interest on deposits.
On January 29, 2016, we redeemed 30,852 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A, or Series A Preferred Stock, which we issued on February 27, 2015 in connection with our acquisition of Community First Bancshares, Inc. The Series A Preferred Stock was issued in exchange for the outstanding shares of Community First Senior Non-Cumulative Perpetual Preferred Stock, Series C, which was held by the United States Department of Treasury pursuant to Community First’s participation in the Small Business Lending Fund.
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF COMMON STOCK
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Restatement of the Articles of Incorporation, which we refer to as our Articles of Incorporation, and our By-Laws, which we refer to as our By-Laws, each of which is incorporated by reference to the registration statement of which this prospectus is a part, and to applicable Arkansas law.
Authorized and Outstanding Shares
On January 18, 2018, our board of directors approved a two-for-one stock split of our common stock in the form of a 100% stock dividend for shareholders of record as of the close of business on January 30, 2018. The new shares were distributed by our transfer agent, Computershare, and our common stock began trading on a split-adjusted basis on the Nasdaq Global Select Market on February 9, 2018.
As of the date of this prospectus, we were authorized to issue 120,000,000 shares of our common stock. As of March 9, 2018, there were 92,251,562 shares of our common stock issued and outstanding. On March 9, approximately 625,078 shares of our common stock were issuable upon exercise of outstanding stock options and approximately 1,482,315 shares were reserved for future issuance under our stock compensation plans.
Voting and Other Rights
The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. Holders of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.
Dividends
The holders of our common stock are entitled to receive ratably dividends declared by our board of directors out of funds legally available thereof. Our ability to pay dividends depends on the amount of dividends paid to us by our subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and financial holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State and federal laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.
Holders of our debt securities have priority to distributions and payment over holders of our common stock. The dividend rights of holders of our common stock could become subject to the dividend rights of holders of any outstanding preferred stock that we issue in the future.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare, Inc.
Antitakeover Effects of Certain Provisions in our Articles of Incorporation
Our Articles of Incorporation contain certain provisions that could delay, discourage or prevent an attempted acquisition or change of control of the Company. Article ELEVENTH contains a restriction upon the ability of a shareholder owning more than 10% of our common stock to acquire any additional shares except through a cash tender offer at a price not less than the highest closing price of our common stock during the most recent 24 months, unless such shareholder is excepted from the application of Article ELEVENTH by our board of directors prior to becoming a 10% shareholder.
Further, Article ELEVENTH requires the approval of shareholders owning at least 80% of our common stock for any acquisition of the Company by merger or consolidation or by asset acquisition unless approved by the affirmative vote of 80% of the directors who were in office prior to the proponent of the acquisition acquiring 10% or more of our common stock.
Article THIRTEENTH of our Articles of Incorporation requires our board of directors to consider the following matters prior to making any recommendation concerning a proposed business combination in which we will not be the surviving corporation:
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the likely impact on us, our subsidiaries, shareholders and employees and the communities served by the Company;

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the timeliness of the proposed transaction considering the business climate and our strategic plans;

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the possibility of any legal defects or regulatory issues involved in the proposed transaction;

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the risk of non-consummation of the transaction due to lack of financing, regulatory issues or other identified risks;

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current market price of our common stock and its consolidated assets;

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book value of our common stock;

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the relationship of the offered price for our common stock to the board’s opinion of the current value of the Company in a negotiated transaction;

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the relationship of the offered price for our common stock to the board’s opinion of the future value of the Company as an independent entity; and

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such other factors as our board of directors may deem pertinent.

Article FOURTEENTH requires the affirmative vote of 80% of the shares entitled to vote to amend, repeal or modify any provision of our Articles of Incorporation unless such amendment, repeal or modification is approved by 80% of the directors who were in office prior to the proponent of any business combination acquiring 10% or more of our common stock.
Finally, our board of directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, which may adversely affect the rights of holders of common stock and could make it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Within the limits described below under “Description of Preferred Stock,” our board of directors may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly.

Description of Preferred Stock
The following section describes the general terms of our preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of our preferred stock described below and in any prospectus supplement are not complete. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation and our By-Laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and to applicable Arkansas law.
Authorized Shares
Our Articles of Incorporation permit our board of directors to authorize the issuance of up to 40,040,000 shares of preferred stock, par value $0.01 per share, in one or more series, without shareholder action. None of our preferred stock is currently outstanding.
General
Our board of directors can fix the number of shares to be included in each such series, and the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation, conversion and redemption and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.
Our preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of our preferred stock. You should read the prospectus supplement relating to the particular series of our preferred stock being offered for specific terms, including:
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the number of shares constituting that series and the distinctive designation of that series;

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the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our board of directors shall determine;

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whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

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the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

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any other relative rights, preferences and limitations of that series.

Rank
Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in the prospectus supplement, as long as our Articles of Incorporation so permit.
Dividends
Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable designations when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.
Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of our preferred stock will have no voting rights except as otherwise required by law or by our Articles of Incorporation.
Conversion or Exchange Rights
The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company.
Redemption
We may provide that a series of our preferred stock may be redeemable, in whole or in part, at our option. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to our preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to our preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of our preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference. Pursuant to our Articles of Incorporation, the aggregate liquidation preference of all shares of preferred stock will not exceed $80.0 million.
Transfer Agent
The transfer agent and registrar for our preferred stock will be Computershare, Inc.

Description of Debt Securities
The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and applicable supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and Wilmington Trust, National Association, as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.
The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.
Capitalized terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the applicable indenture.
In this section “Description of Debt Securities,” “we,” “our,” “us” and the “Company” refer only to Simmons First National Corporation and not to any of its subsidiaries.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “Subordinated Debt.”
The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:
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the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

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the aggregate principal amount of such series which may be authenticated and delivered under the indentures;

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the maturity date or dates;

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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

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any conversion or exchange provisions;

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any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

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the date of the debt securities if other than the date of original issuance;

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the person who shall be entitled to receive interest, if other than the record holder on the record date;

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the date or dates on which the principal of the debt securities of such series is payable;

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the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

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the place or places where payments of principal and interest may be made;

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the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

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if issued other than in minimum denominations of  $1,000 or any multiple of  $1,000, the denominations in which the debt securities shall be issuable;

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the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

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if the amount of payments of principal of  (and premium, if any, on) or any interest on the debt securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

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whether the debt securities will be issuable in the form of a global security;

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any interest rate calculation agents, paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

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whether and under what circumstances we will pay Additional Amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such Additional Amounts;

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any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

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any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

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the terms and conditions, if any, pursuant to which the debt securities are secured;

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any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt”; and

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any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Senior Debt
Except as otherwise provided in a supplemental indenture or prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.
Subordinated Debt
Except as otherwise provided in a supplemental indenture or prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment, to the prior payment in full of all of our “senior indebtedness,” as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness.
Under the subordinated debt indenture, “senior indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:
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all obligations for borrowed money;

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all obligations evidenced by debentures, debt securities or other similar instruments;

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all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

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all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

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all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others); and

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indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected to be treated) as capitalized leases under GAAP.

Methods of Receiving Payments on the Notes
Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us), or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their addresses set forth in the register of holders.

Events of Default; Waiver
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:
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our default in the payment of the principal, premium, if any, or any payment required by a sinking or analogous fund with respect to any of the debt securities when due, either at maturity, upon redemption, by declaration or otherwise;

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our default in the payment of any interest on the debt securities when due, and continuance of such default for a period of 90 days;

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our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series specifying such failure and requiring it to be remedied;

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a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or preceding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

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we or a Material Subsidiary commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or

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any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

A Material Subsidiary means Simmons Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.
If an event of default occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by notice to us (with a copy to the trustee, if given by holders) may declare the principal to be immediately due and payable with respect to all the debt securities of that series, in the case of an event of default described in the first, second, third or sixth bullet above, or all of the debt securities issued under the indentures, in the case of an event of default described in the fourth or fifth bullet above.
The indentures also provide that the holders of a majority in principal amount of the debt securities may waive any existing default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, if we have cured the event of default and deposited with the trustee a sum sufficient to pay the principal, premium, if any, and matured installments of interest which shall have become due otherwise than by acceleration.
The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines may be unjustly prejudicial to the holders of the debt securities not joining in the direction or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper consistent with any such direction received from the holders of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders pursuant to the indentures, unless such holders shall have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:
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such holder has previously given the trustee written notice of a continuing event of default;

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holders of at least 25% in aggregate principal amount of the outstanding debt securities have made a written request to the trustee to pursue the remedy;

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such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;

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the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

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the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default, unless the default has been cured or waived. In addition, in the case of a default in payment of principal of or interest on any note, or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following the third event of default described in this section unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.
We are required to deliver to the trustee, within 120 days after the end of our fiscal year, commencing in the year during which the first series of debt securities is issued under an indenture, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the indenture throughout the year and specifying any known default and its status.
Merger, Consolidation, Sale, Lease or Conveyance
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation unless:
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we are either the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

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neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

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we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture. As a result, we will be released from all our liabilities and obligations under such indenture and under the debt securities issued thereunder.

Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” the property or assets of a person.
Certain Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Modification of the Indenture
Unless we indicate otherwise in a prospectus supplement and except as set forth below, modification and amendment of an indenture, or entry into a supplemental indenture applicable to the debt securities may be made only when authorized by the board of directors and with the consent of the holders of not less than a majority in principal amount of the debt securities affected by such supplemental indenture, voting together as a single class.
Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:
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extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

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reduce the percentage in principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;

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modify the subordination provision in a manner adverse to the holders of any debt security; or

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modify such provisions with respect to modification and waiver.

In addition, we and the trustee may modify or amend the indentures as applicable to the debt securities, without the consent of any holder of the debt securities, for any of the following purposes:
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to evidence the succession of another corporation to the Company and provide for the successor’s assumption of the covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

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to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

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to add or change any of the provisions of the indenture to provide that the debt securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that no such action shall adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

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to modify, eliminate or add provisions of the indenture in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof;

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to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination becomes effective only when there are no outstanding debt securities or does not apply to any outstanding debt security;

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(i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision, shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

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to secure any series of debt securities; and

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to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee.

The trustee shall not be obligated to enter into any amendment or supplemental indenture, which adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.
Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to the applicable indenture or the debt securities and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such note, holders of a majority in aggregate principal amount of the debt securities voting as a single class may waive compliance in a particular instance by us with any provision of the applicable indenture or the debt security and rescind and annual such declaration and its consequences, except as otherwise stated above, but no waiver or rescission and annulment will extend to or affect any subsequent default or impair any other right.
Outstanding Notes; Determinations of Holders’ Actions
Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent, a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of us holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent, or waiver, debt securities owned by us any other obligor of the debt securities, or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for certain instances where the debt securities have been pledged in good faith.
The trustee may make reasonable rules for action by or at a meeting of holders of the debt securities. The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.
Satisfaction and Discharge
Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:
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either:

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all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (a) coupons on Bearer Securities that meet certain conditions, (b) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (c) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (d) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

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all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (a) have become due and payable, (b) are by their terms due and payable within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (a) and (c) in the preceding bullet, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

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we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;

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upon demand of and at our cost and expense, the trustee will execute such instruments as reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance
Legal Defeasance
Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities on the 123rd day (or later as described below) after we have made the deposit referred to below, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold funds for payment in trust, and rights, powers, trusts, duties, and immunities with respect to the trustee) if:
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we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities at the time such payments are due or on the applicable redemption date in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

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no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

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such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

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such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

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such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

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we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the indenture there has been a change in the applicable federal income tax law, to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

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such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

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we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that, all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance
Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:
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the satisfaction of the conditions described in “— Legal Defeasance,” other than with respect to the sixth bullet point; and

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our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.
Limitation on Individual Liability
No incorporator or past, present or future shareholder, officer or director of us or any successor corporation, as such, will have any liability for any obligations of us under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a debt security, by accepting a note waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
Trustee
The initial trustee for both the senior indenture and subordinated indenture will be Wilmington Trust, National Association.
At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has or acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.
Notices
Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.
Governing Law
The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and shall, to the extent applicable, be governed by such provisions.
Book-Entry Delivery and Settlement
Global Notes
We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through DTC.
DTC has advised us that:
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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

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DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

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Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

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DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

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Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

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The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters nor any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

We expect that under procedures established by DTC:
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upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global notes; and

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ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.
Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.
Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Settlement Procedures
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.
Certificated Notes
Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:
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DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

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an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

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subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global note.

Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Description of Depositary Shares
We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, our Articles of Incorporation and the Articles of Amendment relating to the applicable series of our preferred stock that will be filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.
General
Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.
The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
Dividends and Other Distributions
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.
Liquidation Preference
If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.
Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:
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the initial deposit of our preferred stock;

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the initial issuance of the depositary shares;

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any redemption of our preferred stock; and

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all withdrawals of our preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:
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refuse to transfer depositary shares;

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withhold dividends and distributions; and

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sell the depositary shares evidenced by the depositary receipt.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.
Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:
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written advice of counsel or accountants;

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information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

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documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Description of Warrants
General
We may issue warrants in one or more series to purchase common stock, preferred stock, or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
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the title of the warrants;

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the total number of warrants to be issued;

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the consideration for which we will issue the warrants, including the applicable currency or currencies;

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anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

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the designation and terms of the underlying securities purchasable upon exercise of the warrants;

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the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the procedures and conditions relating to the exercise of the warrants;

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whether the warrants will be in registered or bearer form;

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information with respect to book-entry registration and transfer procedures, if any;

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the minimum or maximum amount of warrants which may be exercised at any one time;

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the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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the date on and after which the warrants and securities issued with the warrants will be separately transferable;

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a discussion of material United States federal income tax considerations;

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the identity of the warrant agent; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of our common stock or preferred stock will not have any rights of holders of our common stock or preferred stock purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Arkansas.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts for the purchase or sale of our common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:
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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

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a discussion of the material U.S. federal income tax considerations applicable to the purchase contracts or purchase units;

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whether the purchase contracts or purchase units will be issued in fully registered or global form; and

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any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

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the number of subscription rights issued to each shareholder;

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the number and terms of each share of our common stock or preferred stock or for debt securities which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

DESCRIPTION OF UNITS
We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.
The applicable prospectus supplement will specify the terms of the units, including:
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the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units;

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a discussion of material U.S. federal income tax considerations, if applicable; and

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whether the units if issued as a separate security will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to the prevailing market price; or

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negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:
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the initial public offering price;

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the names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

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any delayed delivery arrangements;

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the use of proceeds from the sale of the securities;

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any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

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any discounts or concessions allowed or re-allowed or repaid to dealers;

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estimated offering expenses; and

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the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.
We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.
Sales Through Underwriters, Dealers or Agents; Direct Sales
If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.
If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.
If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment.
If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
Market Making, Stabilization and Other Transactions
Each issue of a new series of preferred stock, warrants or rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the Nasdaq Global Select Market. We can provide no assurance as to whether the securities will have a liquid trading market.
In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the prospectus supplement.
Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.
Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Derivative Transactions and Hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
General Information
We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be customers of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.
The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.
In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Patrick A. Burrow, our Executive Vice President, General Counsel and Secretary, and Covington & Burling LLP, Washington, D.C., and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement. As of March 9, 2018, Mr. Burrow held 39,510 shares of our common stock and held options to purchase up to 41,450 shares of our common stock, and he is eligible to receive additional equity incentive awards in the future.
Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The audited annual consolidated financial statements of the Company appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of our internal control over financial reporting as of such date have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in its reports included therein, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.
The audited annual consolidated financial statements of OKSB as of and for the years ended December 31, 2016 and 2015 incorporated in this prospectus by reference to OKSB’s Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of OKSB’s internal control over financial reporting as of such date have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in its reports included therein dated March 9, 2017, which are incorporated herein by reference. The audited annual consolidated financial statements of OKSB for the year ended December 31, 2014 incorporated in this prospectus by reference to OKSB’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young, LLP, an independent registered public accounting firm, as set forth in its report included therein dated March 10, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.
The audited consolidated financial statements of First Texas BHC, Inc. (“First Texas”) as of and for the three years ended December 31, 2016 incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on March 19, 2018 have been audited by Payne and Smith, LLC, independent auditors, as stated in its report dated March 13, 2017, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.
With respect to the unaudited interim consolidated financial information of First Texas for the quarter ended September 30, 2017 incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on March 19, 2018, Payne and Smith, LLC has applied limited procedures in accordance with professional standards for review of such information. However, as stated in its separate report included therein, it did not audit and it does not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on its report on such information should be restricted. Pursuant to Rule 436(c) under the Securities Act, this report on First Texas’ unaudited interim consolidated financial information should not be considered a part of the registration statement prepared or certified by its independent registered public accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby.
Amount to be paid
SEC registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Trustee and depositary fees and expenses	(2)
Blue sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee associated with this registration statement, except for the registration fee applied in accordance with Rule 457(p) as described in footnote (2) to the Calculation of Registration Fee Table. The balance of the registration fee, if any, will be paid at the time of any offering of securities under this registration statement after the applied fees have been used and is therefore not determinable.

(2)
Because an indeterminate amount of securities is covered by this registration statement, the expenses incurred in connection with the issuance and distribution of such securities are not currently determinable. The estimate of such expenses incurred in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Article Sixteenth of the Company’s Articles of Incorporation provides that The Company’s directors will not be personally liable to the Company or any of its shareholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Arkansas Business Corporation Act of 1987, as amended, or the 1987 Act. The 1987 Act permits the limitation of liability for monetary damages of directors for breaches of fiduciary duty, except (a) for any breach of the director’s duty of loyalty to the Company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Arkansas Code Annotated, or the ACA Section 4-27-833, as the same exists or hereafter may be amended, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any action, omission, transaction, or breach of a director’s duty creating any third party liability to any person or entity other than the Company or shareholder.
ACA Section 4-27-850 permits a corporation, under specified circumstances, to indemnify its current and former directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Article Twelfth of the Company’s Articles of Incorporation provides that the Company shall, to the fullest extent permitted by the 1987 Act, indemnify all persons whom it may indemnify pursuant thereto.
The effect of the indemnification provisions contained in the Company’s Articles of Incorporation is to require the Company to indemnify its directors and officers under circumstances where such indemnification would otherwise be discretionary. The Company’s Articles of Incorporation specify that the indemnification rights granted thereunder are enforceable contract rights which are not exclusive of any other indemnification rights that the director or officer may have under any by-law, vote of shareholders or disinterested directors or otherwise. As permitted under the 1987 Act, the Company’s Articles of Incorporation also authorize the purchase of directors’ and officers’ insurance for the benefit of its past and present directors and officers, irrespective of whether the Company has the power to indemnify such persons under Arkansas law. The Company currently maintains insurance as authorized by these provisions.
The Company’s Articles of Incorporation also provide that expenses incurred by a director or officer in defending a civil or criminal lawsuit or proceeding arising out of actions taken in his official capacity, or in certain other capacities, will be paid by the Company in advance of the final disposition of the matter upon the approval of  (i) the Company’s board of directors by a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion, or (iii) the shareholders, and upon receipt of an undertaking from the director or officer to repay the sum advanced if it is ultimately determined that he is not entitled to be indemnified by the Company pursuant to applicable provisions of Arkansas law.
The indemnification provisions are not intended to deny or otherwise limit third party or derivative suits against the Company or its directors or officers. However, to the extent a director or officer were entitled to indemnification, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries since the amount of such recoveries would be repaid to the director or officer pursuant to the agreements.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits
Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Articles of Restatement of the Restated Articles of Incorporation of Simmons First National Corporation (incorporated by reference to Exhibit 3.1 to Simmons First National Corporation’s Registration Statement on Form S-4 dated as of August 20, 2015 (File No. 333-206485)).
3.2	By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.2 to Simmons First National Corporation’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2017 (File No. 000-06253)).
4.1	Specimen Common Stock Certificate of Simmons First National Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Simmons First National Corporation’s Registration Statement on Form S-3 filed on June 18, 2014 (File No. 333-194309))
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Senior Debt Indenture.
4.4	Form of Subordinated Debt Indenture.
4.5	Form of Senior Debt Security.*
4.6	Form of Subordinated Debt Security.*
4.7	Form of Depositary Agreement and Certificate.*
4.8	Form of Warrant Agreement and Certificate.*
4.9	Form of Purchase Contract Agreement.*
4.10	Form of Subscription Rights (including form of Subscription Rights Certificate).*
4.11	Form of Unit Agreement and Unit Certificate.*
5.1	Opinion of Patrick A. Burrow, Executive Vice President, General Counsel and Secretary of Simmons First National Corporation.
5.2	Opinion of Covington & Burling LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Simmons First National Corporation’s Quarterly Report on Form 10-K for the year ended December 31, 2017 (File No. 000-06253)).
15.1	Awareness Letter of Payne & Smith, LLC with respect to the interim financial statements of First Texas BHC, Inc.
23.1	Consent of BKD, LLP with respect to the audited financial statements of Simmons First National Corporation.
23.2	Consent of BKD, LLP with respect to the audited financial statements of Southwest Bancorp, Inc.
23.3	Consent of Ernst & Young LLP with respect to the audited financial statements of Southwest Bancorp, Inc.
23.4	Consent of Payne and Smith, LLC with respect to the audited financial statements of First Texas BHC, Inc.
23.5	Consent of Patrick A. Burrow, Executive Vice President, General Counsel and Secretary of Simmons First National Corporation (included in Exhibit 5.1).
23.6	Consent of Covington & Burling LLP (included in Exhibit 5.2).
24.1	Powers of attorney (included on the signature pages herewith).

Exhibit Number	Description
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Senior Debt Indenture.
25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Subordinated Debt Indenture.

*
To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on March 19, 2018.
SIMMONS FIRST NATIONAL CORPORATION
By: /s/ George A. Makris, Jr.
Name: George A. Makris, Jr.
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Patrick A. Burrow, Robert A. Fehlman and Marty D. Casteel, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 19, 2018.
Signature	Title
/s/ George A. Makris, Jr. George A. Makris, Jr. (Principal Executive Officer)	Chief Executive Officer and Chairman of the Board of Directors
/s/ Robert A. Fehlman Robert A. Fehlman (Principal Financial Officer)	Senior Executive Vice President, Chief Financial Officer and Treasurer
/s/ David W. Garner David W. Garner (Principal Accounting Officer)	Executive Vice President, Controller and Chief Accounting Officer
/s/ Jay D. Burchfield Jay D. Burchfield	Director
/s/ William E. Clark, II William E. Clark, II	Director
/s/ Steven A. Cossé Steven A. Cossé	Director
/s/ Mark C. Doramus Mark C. Doramus	Director
/s/ Edward Drilling Edward Drilling	Director
Eugene Hunt	Director
/s/ Jerry M. Hunter Jerry M. Hunter	Director
/s/ Christopher R. Kirkland Christopher R. Kirkland	Director

Signature	Title
/s/ Susan Lanigan Susan Lanigan	Director
/s/ W. Scott McGeorge W. Scott McGeorge	Director
/s/ Thomas Purvis Thomas Purvis	Director
/s/ Robert L. Shoptaw Robert L. Shoptaw	Director
/s/ Russell W. Teubner Russell W. Teubner	Director
Malynda K. West	Director